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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cade Industries, Inc. on Form S-8 of our reports dated February 10, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Cade Industries, Inc. and Subsidiaries for the year ended December 31, 1997.



Deloitte & Touche LLP
Lansing, Michigan
August 10, 1998